UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)

December 28, 2007

CATAPULT COMMUNICATIONS CORPORATION
(Exact name of registrant as specified in its charter)

NEVADA	0-24701	77-0086010

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
160 SOUTH WHISMAN ROAD
MOUNTAIN VIEW, CA 94041
(Address of principal executive offices, including zip code)
650-960-1025
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01	Changes in Registrant’s Certifying Accountant.
(a) Dismissal of Deloitte & Touche LLP
     On December 28, 2007, the Audit Committee of the Board of Directors of Catapult Communications Corporation (the “Company”) dismissed Deloitte & Touche LLP (“Deloitte”) as the Company’s independent registered public accounting firm.
     The audit reports of Deloitte on the consolidated financial statements of the Company and its subsidiaries for the years ended September 30, 2007 and 2006 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.
     During the Company’s two most recent fiscal years ended September 30, 2007 and 2006 and from October 1, 2007 through December 27, 2007, there were (1) no disagreements with Deloitte on any matter of accounting principles or practices, financial statement disclosure, or auditing scope of procedures, which disagreements, if not resolved to Deloitte’s satisfaction, would have caused it to make reference to the subject matter of such disagreements in connection with its reports on the financial statements for such periods and (2) no reportable events as described in Item 304(a)(1)(v) of Regulation S-K except that, as disclosed in Item 9A of the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2006 and in Item 4 of the Company’s Quarterly Reports on Form 10-Q for the quarters ended December 31, 2006, March 31, 2007 and June 30, 2007, management concluded that a material weakness in internal control over the preparation, review, presentation and disclosure of the Company’s consolidated financial statements existed because the Company did not correctly classify as short-term investments certain variable rate demand notes at September 30, 2006 and had not subsequently completed the remediation of this material weakness. During the quarter ended September 30, 2007, management completed the remediation of the material weakness.
     The Company has provided Deloitte with a copy of this Form 8-K prior to its filing with the Securities and Exchange Commission (the “SEC”). The Company requested Deloitte to furnish the Company with a letter addressed to the SEC stating whether it agrees with the above statements. A copy of Deloitte’s letter, dated January 3, 2008, is attached hereto as Exhibit 16.1 to this Form 8-K.
(b) Engagement of Stonefield Josephson, Inc.
     On January 3, 2008, the Audit Committee engaged Stonefield Josephson, Inc. as the independent registered public accounting firm to audit the Company’s financial statements for the fiscal year ending September 30, 2008. The Company did not, nor did anyone on its behalf, consult Stonefield Josephson, Inc. during the Company’s two most recent fiscal years and any subsequent interim period prior to the Company’s engagement of that firm regarding the application of accounting principles to a specified transaction (completed or proposed), the type of audit opinion that might be rendered on the Company’s financial statements, any matter being the subject of disagreement or “reportable event” or any other matter as defined in Regulation S-K, Item 304 (a)(1)(iv) or (a)(1)(v).
     The reason for the change was to attempt to reduce the expenses that the Company, as a relatively small public company, has been incurring in connection with the annual audits of the Company’s financial statements and the related internal control work. For the fiscal year ended September 30, 2007 these fees totaled approximately $1,076,000, and we estimate that they would approximate $985,000 for the current fiscal year without a change in accounting firms. The Company and its Audit Committee believe that, by engaging Stonefield Josephson, Inc. as the Company’s independent registered public accounting firm for the current fiscal year, the Company will realize significant savings on these expenses without negatively affecting the quality of the audit and related services. Based on estimates from the two firms, the Company currently believes that the potential savings for fiscal 2008 from the change in firms will be in the range of 43% to 49%. The Company cautions that this is an estimate only and is based on the Company’s current understanding of the information it has received from the two firms and the scope of the work that will be required.

Item 9.01	Financial Statements and Exhibits.
(c) Exhibits

Exhibit No.	Description

16.1	Letter from Deloitte & Touche LLP to the Securities and Exchange Commission dated January 3, 2008

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CATAPULT COMMUNICATIONS CORPORATION
By:	/s/ Christopher Stephenson
Christopher Stephenson
Chief Financial Officer

Date: January 3, 2008

EXHIBIT INDEX

Exhibit No.	Description

16.1	Letter from Deloitte & Touche LLP to the Securities and Exchange Commission dated January 3, 2008